Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190288
PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2013
(to Prospectus dated August 14, 2013)

700,000 SHARES

CADIZ INC.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 700,000 shares of our common stock, par value $0.01 per share (which we refer to as the “common stock”), to MSD Credit Opportunity Master Fund, L.P. (which we refer to as the “Investor”) pursuant to a stock issuance agreement, dated October 30, 2013.  We will receive no proceeds from the offering of these shares of common stock, which are being offered in connection with the incurrence of a new senior secured term loan in an aggregate principal amount of $10.0 million (which we refer to as the “New Term Loan”), as described in more detail in this prospectus supplement.  We intend to use the proceeds of the New Term Loan for general corporate purposes, including working capital.

You should read carefully this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein or therein, before you invest in our common stock.

Our common stock is traded on the NASDAQ Global Market under the symbol “CDZI.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement.  You should carefully read and consider those risks before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

We currently anticipate that the final settlement of the offering will take place on or about October 30, 2013.  See “Plan of Distribution.”  The shares of common stock offered hereby are being sold directly by us without the use of underwriters or agents.

The date of this prospectus supplement is October 30, 2013.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-1
THE COMPANY	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-4
PLAN OF DISTRIBUTION	S-4
LEGAL MATTERS	S-4
EXPERTS	S-5
WHERE YOU CAN FIND MORE INFORMATION	S-5

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (or the “Commission”) using a “shelf” registration process.  This document consists of two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering.  The second part is the accompanying prospectus, which contains more general information.  Before you invest in shares of our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where You Can Find More Information.”

    If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement.  Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized for use in connection with this offering.  This prospectus supplement may be used only for the purpose for which it has been prepared.  Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference herein and therein.

    We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering is accurate as of any date other than the date of the applicable document.  Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

THE COMPANY

About Cadiz

    We are a land and water resource development company with 45,000 acres of land in three separate areas of eastern San Bernardino County, California.  Virtually all of this land is underlain by high-quality, naturally recharging groundwater resources, and is situated in proximity to the Colorado River and the Colorado River Aqueduct (or the “CRA”), the major source of imported water for Southern California.  Our main objective is to realize the highest and best use of these land and water resources in an environmentally responsible way.

    For more than 20 years, we have maintained an agricultural development at our 34,000-acre property in the Cadiz Valley, relying upon groundwater from the underlying aquifer system for irrigation.  In 1993, we secured permits to develop agriculture on up to 9,600 acres of the Cadiz Valley property and withdraw more than one million acre-feet of groundwater from the underlying aquifer system.  Since that time, we have maintained various levels of agriculture at the property and this operation has provided our principal source of revenue.

    In addition to our sustainable agricultural operations, we believe that the long-term value of our land assets can best be derived through the development of a combination of water supply and storage projects at our properties.  The primary factor driving the value of such projects is continuing pressure on water supplies throughout California, including environmental restrictions and regulatory shortages on each of the state’s three main water sources:  the State Water Project, the Colorado River and the Los Angeles Aqueduct.  Southern California’s water providers rely on these imported sources for a majority of their water supplies, but deliveries from all three systems have been below capacity over the last several years.  Availability of supplies in California also differs greatly from year to year due to natural hydrological variability.  For example, State Water Project deliveries are presently limited to just 35% of capacity for 2013 due to ongoing environmental restrictions and below-average precipitation.  Southern California water providers are seeking new, reliable supply solutions to address anticipated limitations of traditional water supplies and to plan for long-term water needs but cost-effective alternatives and solutions are limited.

    At present, our water development efforts are primarily focused on the Cadiz Valley Water Conservation, Recovery and Storage Project (or the “Water Project”), which will capture and conserve millions of acre-feet of native groundwater currently being lost to evaporation from the aquifer system beneath our Cadiz Valley property and deliver it to water providers throughout Southern California.  We believe that the ultimate implementation of the Water Project will create the primary source of our future cash flow and, accordingly, our working capital requirements relate largely to the development activities associated with the Water Project.

    We also continue to explore additional uses of our land and water resource assets, including additional agricultural opportunities, renewable energy power generation opportunities, and the development of a land conservation bank on our properties outside the Water Project area.

    In addition to these development efforts, we will also pursue strategic investments in complementary business or infrastructure to meet our objectives.  We cannot predict with certainty when or if these objectives will be realized.

Corporate Information

    We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  References to the “Company,” “we,” “us” and similar terms refer to Cadiz, Inc.  We maintain a corporate website at www.cadizinc.com.  The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    All statements in this prospectus supplement and the documents incorporated by reference herein that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words.  Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

    Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  Additional risks, uncertainties and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act.  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

THE OFFERING

Common stock offered
700,000 shares to MSD Credit Opportunity Master Fund, L.P. (which we refer to as the “Investor”)  pursuant to a stock issuance agreement, dated October 30, 2013, in connection with the incurrence of a new senior secured term loan in an aggregate principal amount of $10.0 million (which we refer to as the “New Term Loan”).

Common stock outstanding after this offering	16,152,756 shares

Use of proceeds	We will receive no proceeds from the offering of these shares of common stock, which are being offered in connection with the incurrence of the New Term Loan. We intend to use the proceeds of the New Term Loan for general corporate purposes, including working capital.

Risk factors	See “Risk Factors” beginning on page S-4 for a discussion of some of the factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Global Market symbol	"CDZI"

RISK FACTORS

    Our business is subject to significant risks.  Before you invest in our common stock, you should carefully consider the risks and uncertainties described in this prospectus supplement and the risks and uncertainties discussed under the caption “Risk Factors” and the other information contained or incorporated by reference in this prospectus supplement, including our consolidated financial statements and accompanying notes.  See “Information Incorporated by Reference.”  If any of the risks and uncertainties described in this prospectus supplement or  the accompanying prospectus or the documents incorporated by reference herein actually occur, our business, financial condition, or results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operations.

USE OF PROCEEDS

    We will receive no proceeds from the offering of these shares of common stock, which are being offered in connection with the incurrence of the New Term Loan in an aggregate principal amount of $10.0 million.  We intend to use the proceeds of the New Term Loan for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

    We are offering the shares of common stock offered hereby directly to MSD Credit Opportunity Master Fund, L.P. (which we refer to as the “Investor”)  pursuant to a stock issuance agreement, dated October 30, 2013.  We will receive no proceeds from the offering of these shares of common stock, which are being offered in connection with the incurrence of the New Term Loan, described below.  The proceeds of the New Term Loan will be utilized for the Company’s working capital needs and for other general corporate purposes.  No underwriters or agents will be involved, and no commissions will be payable by us with respect to the offering.  In addition, the Investor will be subject to a lock-up agreement with us, included as part of the stock issuance agreement, that restricts their ability to transfer shares of our common stock for 180 days following the date of this prospectus.

    On October 30, 2013, we are entering into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company and Cadiz Real Estate LLC (“CRE” and, together with the Company, the “Borrowers”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association., as administrative agent.  The Credit Agreement will amend and restate the amended and restated credit agreement, dated as of March 5, 2013 by and among the Borrowers, the lenders from time to time party thereto and LC Capital Master Fund, LTD and previously disclosed on the Company’s Form 8-K dated March 5, 2013.

    Pursuant to the Credit Agreement, the Borrowers are requesting that the Investor provide a senior secured term loan in an aggregate principal amount of $10.0 million as the New Term Loan in a new Tranche B.

    Interest under the Credit Agreement will accrue at 8.0% per annum (compounded quarterly), with no principal or cash interest payments required before maturity.  The New Term Loan will mature on June 30, 2017 and all other term loans under the Credit Agreement will mature on March 5, 2016.

    All obligations of the Borrowers under the Credit Agreement will be secured by first priority security interests in substantially all of the assets of the Borrowers.  The Credit Agreement will include customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions.  On October 30, 2013, in connection with this offering the Borrowers will borrow the full amount of the New Term Loan.

    In connection with the incurrence of the New Term Loan, the Company will enter into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of March 5, 2013 by and between the Company and Bank of New York Mellon Trust Company, N.A. The Supplemental Indenture will increase the amount of debt the Company can incur to $42 million, plus any accretion under the Credit Agreement.

LEGAL MATTERS

    The validity of the common stock offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

    The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register with the Commission the securities being offered in this prospectus supplement and the accompanying prospectus.  This prospectus supplement and the accompanying prospectus supplement, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement.  For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with the registration statement.  Any statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  We file annual, quarterly and current reports, proxy and registration statements and other information with the Commission.  You may read and copy any reports, statements, or other information that we file, including the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and the exhibits and schedules filed with the registration statement, without charge at the public reference room maintained by the Commission, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Commission on the payment of the fees prescribed by the Commission.  Please call the Commission at 1-800-SEC-0330 for further information about the public reference room.  Our filings with the Commission, including the registration statement, are available to you on the Commission’s website at http://www.sec.gov.  In addition, documents that we file with the Commission are available on our website at www.cadizinc.com.  Unless specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

    We are “incorporating by reference” into this prospectus supplement and the accompanying prospectus specified documents we file with the Commission.  The information we incorporate by reference into this prospectus supplement is an important part of the prospectus of which this prospectus supplement is a part.

    We incorporate by reference into this prospectus supplement the information contained in the following documents, which is considered to be a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013, and amended on April 29, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed on May 9, 2013 and August 8, 2013, respectively;

•	our Definitive Proxy Statement on Schedule 14A, filed on October 7, 2013;

•	our Current Reports on Form 8-K filed on January 11, 2013; March 7, 2013; April 18, 2013; July 2, 2013;

•	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:

•	Form 8-K filed with the SEC on May 26, 1988;

•	Form 8-K filed with the SEC on June 2, 1992;

•	Form 8-K filed with the SEC on May 18, 1999; and

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on November 2, 2004

    We also incorporate by reference all additional documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”), which are filed after the effective date of the registration statement and prior to the termination of the offering of securities offered pursuant to this prospectus supplement and the accompanying prospectus.  We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” to, and not file with, the Commission in accordance with its rules and regulations.

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    Our filings with the Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and definitive proxy statement, and any amendments to those filings, are available free of charge on our website (www.cadizinc.com) as soon as reasonably practicable after they are filed with, or furnished to, the Commission.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.  You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Cadiz Inc.
550 S. Hope Street
Suite 2850
Los Angeles, California  90071
Attention:  Investor Relations
Telephone:  (213) 271-1600

    No person has been authorized to give any information or to make any representation not contained in this prospectus supplement, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  Neither this prospectus supplement nor the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder will under any circumstances create an implication that there has been no change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our business, financial condition or affairs since the date hereof.

PROSPECTUS

$40,000,000

CADIZ INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

We may offer from time to time debt securities, common stock, preferred stock, warrants, subscription rights or units. Specific terms of these securities will be provided in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated August 14, 2013

i

TABLE OF CONTENTS
About This Prospectus	vi
Special Note Regarding Forward-Looking Statements	vi
Available Information	vii
Information Incorporated by Reference	vii
The Company	1
About Cadiz	1
Corporate Information	1
Risk Factors	1
Our Development Activities Have Not Generated Significant Revenues	2
We May Never Generate Significant Revenues or Become Profitable Unless We Are Able to Successfully Implement Programs to Develop Our Land Assets and Related Water Resources	2
The Development of Our Properties Is Heavily Regulated, Requires Governmental Approvals and Permits That Could Be Denied, and May Have Competing Governmental Interests and Objectives	2
Our Failure to Make Timely Payments of Principal and Interest on Our Indebtedness May Result in a Foreclosure on Our Assets	3
The Conversion of Our Outstanding Convertible Notes into Common Stock Would Dilute the Percentage of Our Common Stock Held by Current Stockholders	3
We May Not Be Able To Obtain the Financing We Need To Implement Our Asset Development Programs	3
The Issuance of Equity Securities Under Management Equity Incentive Plans Will Impact Earnings	3
The Volatility of Our Stock Price Could Adversely Affect Current and Future Stockholders	4
Use of Proceeds	4
Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends	4
Description of Debt Securities	5
General	5
Subordination	7
Conversion and Exchange	8
Global Securities	8
Restrictive Covenants	8
Defeasance	8
Satisfaction and Discharge	9
Modification of the Indentures	9
Events of Default, Notice and Waiver	10
Consolidation, Merger or Sale of Assets	11
Governing Law	11
Description of Capital Stock	11
General	11
Common Stock	12
Certain Other Provisions of the Certificate	12
Limitations on Directors' Liability	12
Indemnification of Directors and Officers	12
Exchange Listing	12
Anit-Takeover Effects of Delaware Law	12
Description of Offered Preferred Stock	13
Description of Warrants	14
Exercise of Warrants	15
Description of Subscription Rights	15
Description of Units	16
Plan of Distribution	16
General	17
Underwriters and Agents	18
Dealers	18

Direct Sales	18
Institutional Purchasers	18
Indemnification; Other Relationships	18
Market-Making, Stabilization and Other Transactions	19
Fees and Commissions	19
Legal Matters	19
Experts	19

ABOUT THIS PROSPECTUS

    The Company previously filed a Registration Statement on Form S-3 (File No. 333-174752) on June 7, 2011 (the “Prior Registration Statement”).  The Prior Registration Statement originally registered offers and sales of the Company’s common stock, par value $0.01 per share in an aggregate value of up to $50,000,000.  This Registration Statement is intended to replace the Prior Registration Statement.  Upon the effectiveness of this Registration Statement, the offering under the Prior Registration Statement will be terminated and the remaining securities under the Prior Registration Statement will be removed from registration.

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission”, using the “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement.  You should read this prospectus, any applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under “Available Information” and “Information Incorporated by Reference” before making an investment in our securities.

    This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

    Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

    We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, a prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

    Unless the context otherwise requires, the terms “we,” “us,” “our,” “Cadiz,” and “the Company” refer to Cadiz Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved.

    Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

AVAILABLE INFORMATION

    We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission” or the “SEC”).  We have also filed a registration statement on Form S-3 with the Commission.  This prospectus, which forms part of the registration statement, does not have all of the information contained in the registration statement.  You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information concerning the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a website that contains reports, proxy statements and other information, including the registration statement.  The website address is:  http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

    The Commission allows us to “incorporate by reference” into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

    We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013, and amended on April 29, 2013;

●	our Current Report on Form 8-K filed on January 11, 2013;

●	our Current Report on Form 8-K filed on March 7, 2013;

●	our Current Report on Form 8-K filed on April 18, 2013;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed on May 9, 2013 and August 8, 2013, respectively;

●	our Current Report on Form 8-K filed on July 2, 2013;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:

●	Form 8-K filed with the SEC on May 26, 1988;

●	Form 8-K filed with the SEC on June 2, 1992;

●	Form 8-K filed with the SEC on May 18, 1999; and

●	Annual Report on Form 10-K for the year ended December 31, 2003, filed on November 2, 2004

v

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to “furnish” and not file in accordance with the Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California  90071
Attention:  Investor Relations
(213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us or any selling shareholder.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

THE COMPANY

About Cadiz

    We are a land and water resource development company with 45,000 acres of land in three separate areas of eastern San Bernardino County, California.  Virtually all of this land is underlain by high-quality, naturally recharging groundwater resources, and is situated in proximity to the Colorado River and the Colorado River Aqueduct (“CRA”), the major source of imported water for Southern California.  Our main objective is to realize the highest and best use of these land and water resources in an environmentally responsible way.

    For more than 20 years, we have maintained an agricultural development at our 34,000-acre property in the Cadiz Valley, relying upon groundwater from the underlying aquifer system for irrigation.  In 1993, we secured permits to develop agriculture on up to 9,600 acres of the Cadiz Valley property and withdraw more than one million acre-feet of groundwater from the underlying aquifer system.  Since that time, we have maintained various levels of agriculture at the property and this operation has provided our principal source of revenue.

    In addition to our sustainable agricultural operations, we believe that the long-term value of our land assets can best be derived through the development of a combination of water supply and storage projects at our properties.  The primary factor driving the value of such projects is continuing pressure on water supplies throughout California, including environmental restrictions and regulatory shortages on each of the State’s three main water sources:  the State Water Project, the Colorado River and the Los Angeles Aqueduct.  Southern California’s water providers rely on these imported sources for a majority of their water supplies, but deliveries from all three systems have been below capacity over the last several years.  Availability of supplies in California also differs greatly from year to year due to natural hydrological variability.  For example, State Water Project deliveries are presently limited to just 35% of capacity for 2013 due to ongoing environmental restrictions and below average precipitation.  Southern California water providers are seeking new, reliable supply solutions to address anticipated limitations of traditional water supplies and to plan for long-term water needs but cost-effective alternatives and solutions are limited.

    At present, our water development efforts are primarily focused on the Cadiz Valley Water Conservation, Recovery and Storage Project (“Water Project” or “Project”), which will capture and conserve millions of acre-feet of native groundwater currently being lost to evaporation from the aquifer system beneath our Cadiz Valley property and deliver it to water providers throughout Southern California.  We believe that the ultimate implementation of this Water Project will create the primary source of our future cash flow and, accordingly, our working capital requirements relate largely to the development activities associated with this Water Project.

    We also continue to explore additional uses of our land and water resource assets, including additional agricultural opportunities, renewable energy power generation opportunities, and the development of a land conservation bank on our properties outside the Water Project area.

    In addition to these development efforts, we will also pursue strategic investments in complementary business or infrastructure to meet our objectives.  We cannot predict with certainty when or if these objectives will be realized.

Corporate Information

    We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com.  The information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

    An investment in our securities involves a high degree of risk.  Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 15, 2013, and amended on April 29, 2013, which is incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements”, in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

    Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

    You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

Our Development Activities Have Not Generated Significant Revenues

    At present, our development activities include water resource and agricultural development at our San Bernardino County properties.  We have not received significant revenues from our development activities to date and we do not know when, if ever, we will receive operating revenues sufficient to offset the costs of our development activities.  As a result, we continue to incur a net loss from operations.

We May Never Generate Significant Revenues or Become Profitable Unless We Are Able to Successfully Implement Programs to Develop Our Land Assets and Related Water Resources

    We do not know the terms, if any, upon which we may be able to proceed with our water and other development programs.  Regardless of the form of our water development programs, the circumstances under which supplies or storage of water can be developed and the profitability of any supply or storage project are subject to significant uncertainties, including the risk of variable water supplies and changing water allocation priorities.  Additional risks include our ability to obtain all necessary regulatory approvals and permits, litigation by environmental or other groups, unforeseen technical difficulties, general market conditions for water supplies, and the time needed to generate significant operating revenues from such programs after operations commence.

The Development of Our Properties Is Heavily Regulated, Requires Governmental Approvals and Permits That Could Be Denied, and May Have Competing Governmental Interests and Objectives

    In developing our land assets and related water resources, we are subject to local, state, and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, environmental impacts, infrastructure design, subdivision of land, construction and similar matters.  Our development activities are subject to the risk of adverse interpretations or changes to U.S. federal, state and local laws, regulations and policies.  Further, our development activities require governmental approvals and permits.  If such permits were to be denied or granted subject to unfavorable conditions or restrictions, our ability to successfully implement our development programs would be adversely impacted.

    The opposition of government officials may adversely affect our ability to obtain needed government approvals and permits upon satisfactory terms in a timely manner.  In this regard, federal government appropriations currently preclude spending for any proposal to store water for the purpose of export or for any activities associated with the approval of rights-of-way on lands managed by the Needles Field Office of the U.S. Bureau of Land Management (the “BLM”).  Federal government appropriations also direct the U.S. Department of the Interior (the “DOI”) to confirm that the Water Project’s proposed use of a portion of the right-of-way of the Arizona & California Railroad Company (“ARZC”) for the Project’s conveyance pipeline is within the scope of ARZC’s right-of-way.  According to existing federal law and direction from the DOI in Memorandum Opinion M-23075 a railroad has the authority to grant third party uses within its rights-of-way without BLM approval if those uses will serve a railroad purpose.  The Project and pipeline will further numerous railroad purposes, including fire suppression and access to water for railroad business operations, and the ARZC has provided information regarding these purposes to the BLM.  As a result, we do not believe federal right-of-way approval is required to implement the Project; however, this may be subject to challenge.

    Additionally, the statutes, regulations and ordinances governing the approval processes provide third parties the opportunity to challenge proposed plans and approvals.  Opposition from third parties will cause delays and increase the costs of our development efforts or preclude such development entirely.  In California, third parties have the ability to file litigation challenging the approval of a project, which they usually do by alleging inadequate disclosure and mitigation of the environmental impacts of the project.  We are currently named as a real party in interest in seven lawsuits challenging the various Water Project approvals granted to date and expect to be party to various legal proceedings arising in the general course of our business related to the development of the Water Project.  While we have worked with representatives of various environmental and third party interests and agencies to minimize and mitigate the impacts of our planned projects, certain groups may remain opposed to our development plans.

Our Failure to Make Timely Payments of Principal and Interest on Our Indebtedness May Result in a Foreclosure on Our Assets

    As of December 31, 2012, we had indebtedness outstanding to our senior secured lenders of approximately $65.26 million.  This debt was refinanced in March 2013 and a new senior secured $30 million facility is secured by our assets.  To the extent that we do not make principal and interest payments on the senior secured indebtedness when due in 2016, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations.

The Conversion of Our Outstanding Convertible Notes into Common Stock Would Dilute the Percentage of Our Common Stock Held by Current Stockholders

    In connection with our March 2013 debt refinance, we issued approximately $53.5 million in convertible Notes at face amount, without discount.  Principal and accrued interest under the convertible Notes can be converted into common stock at $8.05 per share at the election of our lenders.  An election by our lenders to convert all or a portion of principal and accrued interest under these convertible Notes into common stock will dilute the percentage of our common stock held by current stockholders up to 6.8 million shares as of June 30, 2013, and up to an additional 2.6 million shares if held to maturity.

We May Not Be Able To Obtain the Financing We Need To Implement Our Asset Development Programs

    Based upon our current and anticipated usage of cash resources, we have sufficient funds to meet our expected working capital needs until mid-2014.  We will continue to require additional working capital to meet our cash resource needs until such time as our asset development programs produce revenues.  If we cannot raise funds if and when needed, we might be forced to make substantial reductions in our operating expenses, which could adversely affect our ability to implement our current business plan and ultimately our viability as a company.  We cannot assure you that our current lenders, or any other lenders, will give us additional credit should we seek it.  If we are unable to obtain additional credit, we may engage in further financings.  Our ability to obtain financing will depend, among other things, on the status of our asset development programs and general conditions in the capital markets at the time funding is sought.  Although we currently expect our capital sources to be sufficient to meet our near term liquidity needs, there can be no assurance that our liquidity requirements will continue to be satisfied.  Any further equity or convertible debt financings would result in the dilution of ownership interests of our current stockholders.

The Issuance of Equity Securities Under Management Equity Incentive Plans Will Impact Earnings

    Our compensation programs for management emphasize long-term incentives, primarily through the issuance of equity securities and options to purchase equity securities.  It is expected that plans involving the issuance of shares, options, or both will be submitted from time to time to our stockholders for approval.  In the event that any such plans are approved and implemented, the issuance of shares and options under such plans may result in the dilution of the ownership interest of other stockholders and will, under currently applicable accounting rules, result in a charge to earnings based on the value of our common stock at the time of issue and the fair value of options at the time of their award.  The expense would be recorded over the vesting period of each stock and option grant.

The Volatility of Our Stock Price Could Adversely Affect Current and Future Stockholders

    The market price of our common stock is volatile and fluctuates in response to various factors which are beyond our control.  Such fluctuations are particularly common in companies such as ours, which have not generated significant revenues.  The following factors, in addition to other risk factors described in this section, could cause the market price of our common stock to fluctuate substantially:

●	developments involving the execution of our business plan;

●	disclosure of any adverse results in litigation;

●	regulatory developments affecting our ability to develop our properties;

●	the dilutive effect or perceived dilutive effect of additional debt or equity financings;

●	perceptions in the marketplace of our company and the industry in which we operate; and

●	general economic, political and market conditions.

    In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies.  These broad fluctuations may adversely affect the market price of our common stock.  Price volatility could be worse if the trading volume of our common stock is low.

USE OF PROCEEDS

    Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities”, will be used for general corporate purposes, which may include working capital needs, the refinancing or repayment of existing indebtedness, capital expenditures, expansion of the business and acquisitions.  If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.  The net proceeds may be invested temporarily in short-term securities or to repay short-term debt until they are used for their stated purpose.

RATIOS OF EARNINGS TO FIXED CHARGES
AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

    The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements are set forth below for the periods indicated.

			Year Ended December 31,
	Six months ended June 30, 2013		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	(a)	(a)	(a)	(a)	(a)	(a)	(a)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	(a)	(a)	(a)	(a)	(a)	(a)	(a)

(a)
Both (1) fixed charges and (2) combined fixed charges and preferred stock dividend requirements exceeded our earnings (loss) for the six months ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010, 2009 and 2008 by $11.9 million, $19.9 million, $16.8 million, $15.9 million, $14.4 million and $15.9 million, respectively.

    For the purpose of calculating both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income from continuing operations before the cumulative effect of change in accounting principles, less undistributed equity earnings, plus applicable income taxes plus fixed charges.  Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.  Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

DESCRIPTION OF DEBT SECURITIES

    This prospectus describes certain general terms and provisions of the debt securities.  The debt securities may constitute either senior or subordinated debt securities, and in either case will be unsecured and may also include convertible debt securities.  We will issue any debt securities that will be senior debt under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “senior indenture”).  We will issue any debt securities that will be subordinated debt under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “subordinated indenture”).  We may also issue debt securities under the Indenture between Cadiz Inc., as Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 5, 2013 (the “existing indenture”).  This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The form of senior indenture, the form of subordinated indenture and the existing indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  The term “trustee” refers to the trustee under each indenture, as appropriate.

    The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.  The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture.  The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.  You can obtain copies of the indentures by following the directions described under the heading “Available Information.”

General

    The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness.” For additional information, see “—Subordination” below.  As of June 30, 2013, all of our $54,642,792 aggregate principal amount of existing debt would have ranked senior to the subordinated debt securities.  $54,642,792 aggregate principal amount of our debt would have ranked equally with the senior debt securities.  The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise.  We may limit the maximum total principal amount for the debt securities of any series.  However, any limit may under the indentures be increased by resolution of our Board of Directors.  We will establish the terms of each series of debt securities under the indentures in a supplemental indenture, board resolution or company order.  The debt securities under the indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount.  Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

    The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.  The agreements governing our indebtedness, including the existing indenture, contain limitations on or ability to incur debt or liens, conduct asset sales and pay dividends.

    Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

    Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt.  The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

    We may issue debt securities from time to time in one or more series under the indentures or under the existing indenture.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●
whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●
whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the indentures, and will vote together on matters under the senior indenture;

●	if material, federal income tax consequences;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “—Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●
any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable indenture by the Trust Indenture Act of 1939.

    Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

    Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable indenture.  Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

    The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as described in the subordinated indenture and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

•
all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

•
any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

•	any deferral, renewal or extension of any of the foregoing.

    “Senior Indebtedness” does not include:

•	our debt to any of our subsidiaries;

•	any series of subordinated debt securities issued under the subordinated indenture, unless otherwise specified by the terms of any such series;

•	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

•	any trade payables.

    The subordinated indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

    By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

    The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

    We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

    At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the indenture relating to the debt securities of such series, except for

•
the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

•
our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture.

    The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the indenture with respect to such series, or

•
all outstanding debt securities of that series not delivered to the trustee for cancellation either:  (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

    Modifications and amendments of each indenture may be made by us and the trustee without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

•
change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected); or

•
reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable indenture or waive compliance with, or consent to certain defaults under, the provisions of such indenture.

    Our Board of Directors does not have the power to waive any of the covenants of each indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

    The following will be “Events of Default” with respect to any particular series of the debt securities under the indentures:

•	default in any payment of interest on such series when due, continued for 30 days;

•	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

•
default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default we may provide for that series.

    No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

    The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

    We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable indenture.

    The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the direction of any of the holders of such debt securities unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such direction.

    If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

    Each indenture provides that no holder of debt securities of any series may institute any action against us under such indenture (except actions for payment of overdue principal or interest or premium, if any) unless the holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidation, Merger or Sale of Assets

    We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

•
the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable indenture and the performance of every covenant of such indenture to be performed by us; and

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

    Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such indenture.

    Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

    New York Law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

DESCRIPTION OF CAPITAL STOCK

    The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended (the “Certificate”) and By-Laws, as amended (the “By-Laws”) which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

    The Certificate authorizes a total of 70,100,000 shares of capital stock, of which 70,000,000 may be shares of common stock and 100,000 may be shares of preferred stock.

    As of June 30, 2013, 15,452,756 shares of common stock were issued and outstanding and 1,369,440 shares, options and warrants to purchase common stock issued to directors, employees, consultants and lenders remain outstanding.  As of June 30, 2013, the number of stockholders of record of our common stock was 115.

Common Stock

    Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare.  Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of shareowners and do not have preemptive rights or cumulative voting rights.  Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

    If Cadiz is liquidated, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.

    The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Certain Other Provisions of the Certificate

    Delaware law permits a corporation to eliminate the personal liability of its directors to the corporation or to any of its shareowners for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.  The Certificate provides for such limitation of liability.

    The Certificate does not permit stockholder action by written consent in lieu of a meeting of stockholders.  In addition, special meetings of stockholders may be called only by the Board of Directors, the Chief Executive Officer or the President.

Limitations on Directors’ Liability

    Our Certificate of Incorporation eliminates the personal liability of a director to us and our shareowners for monetary damages for certain breaches of his or her fiduciary duty as a director to the fullest extent permitted under the General Corporation Law of the State of Delaware.

    This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with takeover proposals for us, and limits our ability or the ability of one of our shareowners to prosecute an action against a director for a breach of fiduciary duty.

Indemnification of Directors and Officers

    Our By-Laws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee.  We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers.  These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.

Exchange Listing

    Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI”.

Anti-Takeover Effects of Delaware Law

    Cadiz is subject to the “business combination” provisions of Section 203 of Delaware law.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•
prior to the date the interested stockholder obtained such status, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors of the corporation and authorized at an annual or special meeting of shareowners by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer Cadiz’s shareowners the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF OFFERED PREFERRED STOCK

    This prospectus describes certain general terms and provisions of our preferred stock.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

    We have summarized certain terms of the certificate of designations below.  The summary is not complete.  The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

    Under the Certificate of Incorporation, our Board of Directors has the authority to

•	create one or more series of preferred stock,

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and

•	determine the preferences, rights, privileges and restrictions of any series.

    Our Board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

    The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

    All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

    Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management.  The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

    The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

    The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

    Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

    We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

    The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

    The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

    As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties.  The applicable prospectus supplement will describe:

•
the terms of the units and of the subscription rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

    We may sell the securities offered by this prospectus from time to time in one or more transactions;

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

    A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

    In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

    In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

    A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

    The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

    Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

    If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

    Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise.  Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

    We may designate agents to sell the offered securities.  Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

    In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

    We may sell the offered securities to dealers as principals.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

    We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

    We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

    We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

    We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

    There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Global Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

    Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

    Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

    In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

    If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with NASD Conduct Rule 2720.

LEGAL MATTERS

    Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

    The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.